Exhibit 10.4

BLUE OWL CAPITAL GP LLC

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

April 1, 2025

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BLUE OWL CAPITAL GP LLC
THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Blue Owl Capital GP LLC (the “Company”) is entered into as of April 1, 2025, by and among the Company and Blue Owl Capital GP Holdings LLC, a Delaware limited liability company (the “Member”).
WHEREAS, the Company was formed on January 14, 2021 by filing the Certificate (as defined below) with the Secretary of State of the State of Delaware;
WHEREAS, as of the date of this Agreement, the Company is the general partner of Blue Owl Capital Holdings LP, a Delaware limited partnership (“Blue Owl Holdings”);
WHEREAS, the Company and the Blue Owl Capital Inc., a Delaware corporation (“PubCo”), as the Company’s initial member, entered into that certain Limited Liability Company Agreement of the Company, dated as of January 14, 2021 (the “Original Agreement”); and
WHEREAS, PubCo contributed all of its membership interest in the Company to the Member; and
WHEREAS, the Company and the Member now desire to amend and restate the Original Agreement to read in its entirety as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Article I

GENERAL PROVISIONS; DEFINITIONS
1.1Formation. The Company has been organized as a Delaware limited liability company by the filing of a certificate of formation on January 14, 2021 (the “Certificate”) in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (as amended from time to time, the “Act”).
1.2Name. The name of the Company will be “Blue Owl Capital GP LLC” or such other name or names as the Managing Member may from time to time designate.
1.3Purpose. At any time prior to Blue Owl Operating Group Entities becoming wholly owned subsidiaries of the Company (if ever), the Company’s purpose shall be (i) the ownership, acquisition and disposition of equity interests of Blue Owl Operating Group Entities; (ii) the management of the business of Blue Owl Operating Group Entities; (iii) financing or refinancing of any type related to Blue Owl Operating Group Entities or their respective assets or activities; and (iv) such activities as are incidental thereto. From and after the time (if ever) that Blue Owl Operating Group Entities become wholly owned subsidiaries of the Company, the Company’s purpose shall be to carry on any activities which may lawfully be carried on by a limited liability company organized pursuant to the Act.
1.4Registered Office; Registered Agent; Place of Business. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate, or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law. The Company will maintain an office and principal place of business at such place or places inside or outside the State of Delaware as the Managing Member may designate from time to time, and all business and activities of the Company shall be deemed to have occurred at its principal office.
1.5Member; Membership Interests. The name and the mailing address of the Member and the limited liability company interests in the Company (the “Membership Interests”) held by the Member are identified on Schedule I attached hereto. The Membership Interests shall be uncertificated.
1.6Capital Contributions. The Member shall not be required to make capital contributions to the Company.
1.7Liability of Member. Except as otherwise required by applicable law and as explicitly set forth in this Agreement, the Member shall not have any personal liability whatsoever in such Member’s capacity as a member (or Managing Member), whether to the Company, to the creditors of the Company or to any other third party, for the debts, commitments or any other obligations or Liabilities of the Company or for any losses of the Company.
1.8Term. The Company shall continue until dissolved and terminated in accordance with Article VI.
1.9Definitions. For purposes of this Agreement:
“Act” shall have the meaning given to such term in Section 1.1.
“Action” shall have the meaning given to such term in Section 4.3(a).
“Affiliate” shall have the meaning given to such term in the Blue Owl Holdings LPA.
“Agreement” shall have the meaning given to such term in the Preamble.
“BCA” means that certain Business Combination Agreement, dated as of December 23, 2020, by and among PubCo, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP, Neuberger Berman Group LLC, and the other parties thereto, together with the Schedules and Exhibits thereto, as the same may be amended, restated, modified, supplemented or replaced from time to time.
“Blue Owl Holdings” shall have the meaning given to such term in the Preamble.
“Blue Owl Holdings LPA” means the Third Amended and Restated Limited Partnership Agreement of Blue Owl Holdings, dated as of the Effective Date, together with the Schedules and

Exhibits thereto, as the same may be amended, restated, modified, supplemented or replaced from time to time.
“Blue Owl Operating Group Entities” means, collectively, the Partnership and, if applicable, each entity designated as a “Blue Owl Operating Group Entity” in accordance with Section 3.2(d) of the Exchange Agreement (including any consents required therein).
“Business Day” shall have the meaning given to such term in the Blue Owl Holdings LPA.
“Cash Exchange Election” shall have the meaning given to such term in the Exchange Agreement.
“Certificate” shall have the meaning given to such term in Section 1.1.
“Code” shall have the meaning given to such term in the Blue Owl Holdings LPA.
“Company” means Blue Owl Capital GP LLC, a Delaware limited liability company formed pursuant to the Certificate and governed by this Agreement.
“Exchange” shall have the meaning given to such term in the Exchange Agreement.
“Exchange Agreement” means the Third Amended & Restated Exchange Agreement, as of the Effective Date, by and among PubCo, the Company, Blue Owl Holdings, and certain other Persons party thereto, as the same may be amended, modified supplemented or waived from time to time.
“Exchange Committee” shall have the meaning given to such term in Section 3.3(a).
“Executive Committee” shall have the meaning given to such term in the Investor Rights Agreement.
“Governing Documents” shall have the meaning given to such term in the BCA.
“Indemnitee” means, (a) with respect to the Member: (i) the Member, in its capacity as a member of the Company and as the Managing Member, (ii) each of the Member’s Affiliates and the Member’s or its Affiliates’ direct and indirect officers, directors, liquidators, partners, shareholders, equityholders, members, managers, fiduciaries, controlling Persons and employees, in their capacity as such, and (iii) any representatives, agents or employees of any Person identified in clauses (i)-(ii) of this clause (a); (b) each current or former employee, Officer or member of any management or advisory board or committee of the Company (including the Exchange Committee), in their capacity as such; (c) without duplication of the foregoing clause (b), each current or former member of the PubCo Board (as applicable), in such Person’s capacity as such (or as a member of a committee thereof); and (d) any other third party who the Managing Member, reasonably and in good faith, designates as an Indemnitee in a written resolution.
“Independent Director” shall have the meaning given to such term in the Investor Rights Agreement.

“Investor Rights Agreement” means the Second Amended and Restated Investor Rights Agreement, dated as of the Effective Date, by and among PubCo, Blue Owl Holdings and certain other Persons party thereto, as the same may be amended, modified, supplemented or waived from time to time.
“Liabilities” shall have the meaning given to such term in Section 4.3(a).
“Managing Member” shall have the meaning given to such term in Section 3.1.
“Member” shall have the meaning given to such term in the Preamble.
“Membership Interests” shall have the meaning given to such term in Section 1.5.
“Officers” shall have the meaning given to such term in Section 3.2(b).
“Person” shall have the meaning given to such term in the BCA.
“Proceeding” has the meaning given to such term in the Investor Rights Agreement.
“PubCo Board” means the board of directors of PubCo.
“PubCo” has the meaning given to such term in the Recitals.
“PubCo Charter” means the Amended and Restated Certificate of Incorporation of PubCo, as the same may be amended, restated, modified, supplemented or replaced from time to time.
“PubCo Governing Documents” means Governing Documents of PubCo (including the PubCo Charter) and the Investor Rights Agreement, collectively.
“Subsidiary” shall have the meaning given to such term in the Blue Owl Holdings LPA.
“Transfer” has the meaning given to such term in the Investor Rights Agreement and the terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.
Article II

DISTRIBUTIONS
2.1Distributions. Distributions of cash or other assets of the Company shall be made to the Member at such times and in such amounts as the Managing Member may determine. Notwithstanding any other provisions of this Agreement, neither the Company, nor the Managing Member on behalf of the Company, shall be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.
Article III

MANAGEMENT
3.1Management Authority. The business and affairs of the Company shall be managed by or under the direction of its sole Member (the “Managing Member”). Subject to (x) any other agreement to which the Company may be bound (including, as of the date of this Agreement, the Blue Owl Holdings LPA and the Exchange Agreement), and (y) as otherwise set forth in this Agreement: (a) the Managing Member shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company; and (b) all matters of the Company shall be determined by the Managing Member. Any action required or permitted to be taken by the Managing Member at a meeting may be taken without a meeting in a writing executed by the Managing Member. The Managing Member may adopt such other procedures governing the conduct of business of the Company as it shall deem appropriate.
3.2Delegation of Authority; Officers.
(a)The Managing Member may, from time to time, delegate to one or more Persons (including any Officer or other authorized Person) such authority and duties as the Managing Member may deem advisable; provided, that no Person shall be delegated the power to take any action that would violate the express terms of this Agreement or any PubCo Governing Document. Any delegation pursuant to this Section 3.2 may be revoked at any time by the Managing Member.
(b)Without limitation of the foregoing, the Managing Member may, from time to time as it deems advisable, select natural persons and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary) to any such person. Unless the Managing Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Each Officer shall have the authority to bind the Company in the ordinary course of business. Any delegation pursuant to this Section 3.2(b) may be revoked at any time by the Managing Member. An Officer may be removed with or without cause at any time by the Managing Member. Each Officer shall serve until the earlier of his or her death, resignation or removal. The officers of the Company as of the date of this Agreement are: Douglas Ostrover (Co-Chief Executive Officer); Marc Lipschultz (Co-Chief Executive Officer); Michael Rees (Co-President); Alan Kirshenbaum (Chief Financial Officer); Craig Packer (Co-President); Andrew Polland (Chief Operating Officer); and Neena Reddy (General Counsel and Secretary).
3.3Exchange Committee.
(a)Concurrent with the execution and delivery of this Agreement, the Managing Member is establishing an exchange committee of the Company (the “Exchange Committee”), which shall be responsible for determining, and is vested with the power and authority by the Managing Member to determine (and only such power and authority), whether to exercise the Cash Exchange Election (on behalf of the Blue Owl Operating Group Entities) with respect to any Exchange, pursuant to and in accordance with the Exchange Agreement.
(b)The Exchange Committee shall at all times be comprised of, and only of, the Persons who are then-serving as Independent Directors.
(c)The Exchange Committee’s determination as to whether to exercise the Cash Exchange Election (on behalf of the Blue Owl Operating Group Entities) with respect to any Exchange shall require a majority vote of the members of the Exchange Committee.
3.4Non-Contravention. Notwithstanding anything to the contrary herein, the Managing Member shall not be permitted hereunder to override any rights, protections or requirements of the

Member, PubCo Board, the Executive Committee and any applicable stockholders of the Member pursuant to the terms and conditions of the PubCo Governing Documents.
Article IV

EXCULPATION AND INDEMNIFICATION
4.1Exculpation; Duties.
(a)Except as otherwise provided by the Act, the debts, expenses, obligations and Liabilities of the Company, whether arising in contact, tort or otherwise, shall be solely the debts, expenses, obligations and Liabilities of the Company, and no Member shall be obligated personally for any such debt, expense, obligation or Liability of the Company solely by reason of being a Member. All Persons dealing with the Company shall have recourse solely to the Company for the payment of the debts, expenses, obligations or Liabilities of the Company.
(b)Subject to the conditions and limitations set forth in this Agreement, to the greatest extent permitted under applicable law, no Indemnitee shall be liable, in damages or otherwise, to the Company or to the Member for any losses sustained or Liabilities incurred as a result of any act or omission of such Indemnitee, except that such Indemnitee shall not be exculpated from or entitled to indemnification under this Agreement for any such loss, damage or claim incurred by reason of such Indemnitee’s fraud, willful misconduct, or knowing violation of the Law or willful violation of this Agreement by the Indemnitee, in each case, as established by a final judgment of a court of competent jurisdiction.
(c)An Indemnitee acting under this Agreement shall not be liable to the Company or to any other Indemnitee for such Person’s good-faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and Liabilities of such Persons otherwise existing at law or in equity, are agreed by the Managing Member to replace fully and completely such other duties and Liabilities of such Persons. No Member (including the Managing Member) or Officer, in its capacity as a Member (or Managing Member, as applicable) or Officer, shall owe any duty (including fiduciary duty) to the Company or any Member (all such duties being eliminated by this Agreement to the greatest extent possible).
(d)The Managing Member and the Officers may consult with legal counsel, accountants and financial or other advisors, and any act or omission suffered or taken by the Managing Member or an Officer on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Managing Member or such Officer will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.
4.2Other Business Opportunities.
(a)Except with respect to any corporate opportunity expressly offered or presented to any Indemnitee solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Managing Member, the Company or its Subsidiaries (an “Excluded Opportunity”), and subject to any applicable limitations in the PubCo Governing Documents and any agreements entered into by an Indemnitee with the Managing Member, the Company, the Blue Owl Operating Group Entities or a Subsidiary of the foregoing (including any employment agreement), to the fullest extent permitted by applicable law, any Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Company or any of its Subsidiaries, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or any of its Subsidiaries, with no obligation to offer the Company or its Subsidiaries the right to participate therein. Nothing in this Agreement, including (without limitation) the foregoing sentence, shall be deemed to supersede any other agreement to which any Indemnitee may be a party or the rights of any other party thereto restricting such Indemnitee’s ability to have certain business interests or engage in certain business activities or ventures. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, neither the Company nor any of its Subsidiaries shall have any rights in any business interests, activities or ventures of any Indemnitee that are not Excluded Opportunities, and the Company waives and renounces any interest or expectancy therein.
(b)Except with respect to any Excluded Opportunity, and subject to any applicable limitations in the PubCo Governing Documents and any agreements entered into by an Indemnitee with the Managing Member, the Company, the Blue Owl Operating Group Entities or a Subsidiary of the foregoing (including any employment agreement), to the fullest extent permitted by applicable law: (i) the engagement in competitive activities by an Indemnitee in accordance with the provisions of this Section 4.2 is deemed approved by the Company, the Member and all Persons acquiring any Membership Interest; (ii) it shall not be a breach of any Indemnitee’s duties or any other obligation of any type whatsoever of any Indemnitee if an Indemnitee engages in, or directs to another Person, any such business interests or activities in preference to or to the exclusion of the Company or any of its Subsidiaries; and (iii) no Indemnitee shall be liable to the Company, the Member or any other Person who acquires any Membership Interest, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company or any of its Subsidiaries.
(c)In addition to and without limiting the foregoing provisions of this Section 4.2, and without limiting any separate agreement entered into by an Indemnitee with the Managing Member, the Company or its Subsidiaries (including any employment agreement), a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company or any of its Subsidiaries if it is a business opportunity that (i) the Company and its Subsidiaries are neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the business of the Company and its Subsidiaries or is of no practical advantage to the Company and its Subsidiaries, (iii) is one in which the Company and its Subsidiaries have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of an Indemnitee or an Affiliate of Indemnitee (other than Blue Owl Holdings or any of its Subsidiaries) over which such Indemnitee has no direct or indirect influence or control, including, but not limited to, a blind trust. To the fullest extent permitted by applicable law, but without limiting any separate agreement entered into by an Indemnitee with the Managing Member, the Company, a Blue Owl Operating Entity Carry or a Subsidiary of the foregoing (including any employment agreement), no Indemnitee shall (x) have any duty to present business opportunities that are not Excluded Opportunities to the Company or any of its Subsidiaries or (y) be liable to the Company, the Member or any other Person who acquires any Membership Interest, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Company or any of its Subsidiaries.
4.3Right to Indemnification.

(a)The Company shall indemnify and hold harmless each Indemnitee (and such Person’s heirs, successors, assigns, executors or administrators) to the full extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts of any nature whatsoever, known or unknown, liquid or illiquid (collectively, “Liabilities”) arising from any and any threatened, pending or completed claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, and whether formal or informal, including appeals (“Actions”), in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of any act performed or omitted to be performed by such Indemnitee on behalf of the Company or by reason of the fact that the Indemnitee is or was serving as an Officer or manager, trustee, employee, representative or agent of the Company (or other applicable capacity set forth in the definition of “Indemnitee”) if (i) the Indemnitee acted in good faith, within the scope of such Indemnitee’s authority, and in a manner it believed to be in, or not contrary to, the best interests of the Company, (ii) the Action was not initiated by the Indemnitee (other than an action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 4.3), (iii) the Indemnitee has not been established by a final judgment of a court of competent jurisdiction to be liable to the Company, and (iv) such action or inaction did not constitute fraud, gross negligence, willful misconduct, or a knowing violation of the law or willful violation of this Agreement by the Indemnitee, in each case, as established by a final judgment of a court of competent jurisdiction.
(b)Expenses incurred by an Indemnitee in (i) defending or (ii) appearing as a witness in (when such Indemnitee is not named as a defendant or respondent) any Action, subject to this Section 4.3 shall be advanced by the Company prior to the final disposition of such Action upon receipt by the Company of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 4.3.
(c)The right to indemnification and advancement of expenses provided by this Agreement shall not be exclusive of, and shall not affect, any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as determined by the Managing Member, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
(d)To the fullest extent permitted by applicable law, the Company shall purchase and maintain insurance (or be a named insured on the insurance policy of any Affiliate), to the extent and in such amounts as the Managing Member shall deem reasonable, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any Liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such Liability under the provisions of this Agreement.
(e)An Indemnitee shall not be denied indemnification in whole or in part under this Section 4.3 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and such Indemnitee is entitled to indemnification pursuant to Section 4.3(a).

(f)The provisions of this Section 4.3 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 4.3 or any provision of this Agreement shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 4.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
4.4Effect on Other Agreements and Member’s Obligations. This Article IV shall not in any way affect, limit or modify the Managing Member’s obligations under this Agreement or any Officer’s or employee’s liabilities or obligations under any employment agreement, consulting agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement or any other agreement with the Managing Member, the Company or any of its Subsidiaries or Affiliates.
4.5Savings Clause. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Officer or any other Person indemnified pursuant to this Article IV to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.
Article V

TRANSFERS AND MEMBER RIGHTS
5.1Transfer of Membership Interests.
(a)Subject to any restrictions or limitations under or consents or approvals required by the Blue Owl Holdings LPA or the PubCo Governing Documents (as applicable), the Member may Transfer or otherwise dispose of, whether voluntarily or involuntarily or by operation of law, all or any portion of its Membership Interests or its rights hereunder. If the Member Transfers any of its interest in the Company pursuant to this Section 5.1, the Transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement and such other documents and instruments as the Managing Member determines to be necessary or appropriate. If the Member Transfers all of its interests in the Company, such admission shall be deemed effective immediately, and immediately following such admission, the Transferor Member shall cease to be a member of the Company. Upon any such Transfer, the Managing Member shall amend Schedule I without the further vote, act or consent of any other person to reflect such new Person as a Member.
(b)Notwithstanding anything in this Article V to the contrary, no Transfer of Membership Interests shall be permitted, and no Transferee of Membership Interests shall be admitted to the Company as a Member if, in the opinion of the Managing Member, such Transfer or admission alone or in conjunction with one or more other Transfers or admissions could or could reasonably be expected to (i) result in a violation of applicable legal requirements, including securities laws, (ii) be an event which would constitute a violation or breach (or, with the giving of notice or passage of time, would constitute a violation or breach) of any law, regulation, ordinance, agreement or instrument by which the Company, or any of its properties or assets, is bound or (iii) require the Company to register under the Investment Company Act of 1940, as amended.

5.2Additional Members. Subject to any restrictions or limitations under or any consents or approvals required by the Blue Owl Holdings LPA or the PubCo Governing Documents (as applicable), the Managing Member shall have the sole right to admit additional Members upon such terms and conditions and at such time or times as the Managing Member shall in its sole discretion determine. In order to be admitted as a member of the Company, such Person shall deliver to the Company an instrument signifying its agreement to be bound by the terms and conditions of this Agreement and such other documents and instruments as the Managing Member determines to be necessary or appropriate. Upon admission, the Managing Member shall amend Schedule I without the further vote, act or consent of any other Person to reflect such new Person as a Member.
Article VI

DURATION
6.1Duration. Subject to Section 6.2 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:
(a)the determination of the Managing Member to dissolve the Company; or
(b)the entry of a decree of judicial dissolution under Section 18-802 of the Act.
No other event (including an event described in Section 18-801(4) of the Act) will cause the Company to dissolve. Except as otherwise set forth in this Article VI, the Member intends for the Company to have perpetual existence.
6.2Continuation of the Company. The withdrawal of Blue Owl Capital GP Holdings LLC as the Member shall not dissolve the Company if, within 90 days after the occurrence of such withdrawal, a new Member is admitted to the Company pursuant to Article V and the business of the Company is continued by the agreement of such new Member.
6.3Winding Up. Upon dissolution of the Company, the Company shall be liquidated in an orderly manner. The Managing Member shall be the “Liquidator” pursuant to this Agreement and shall proceed to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. The steps to be accomplished by the Liquidator are as follows:
(a)first, the Liquidator shall satisfy all of the Company’s debts and other Liabilities to creditors, other than the Member (whether by payment or the reasonable provision for payment thereof);
(b)second, the Liquidator shall satisfy all of the Company’s debts and other Liabilities to the Member (whether by payment or the reasonable provision for payment thereof); and
(c)third, thereafter, all remaining assets shall be distributed to the Member.
6.4Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, Liabilities and other obligations of the Company, shall have been distributed to the Member in the manner provided for in this Article VI, and the Certificate shall have been canceled in the manner required by the Act.

Article VII

BOOKS OF ACCOUNT; RECORDS; TAX CLASSIFICATION
7.1Books. The Managing Member will maintain or cause to be maintained, on behalf of the Company, books of account of the Company’s affairs at the Company’s principal office or, subject to applicable provisions of the Act, at such other place as the Managing Member may from time to time determine.
7.2Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year, or, in the case of the first and last Fiscal Years of the Company, the fraction thereof commencing on the date of this Agreement or ending on the date on which the winding-up of the Company is completed, as the case may be, unless otherwise determined by the Managing Member and permitted under the Code.
7.3U.S. Tax Classification. It is intended that the Company be treated as an association taxable as a corporation for U.S. federal income tax purposes at all times from the date of its formation. The Company shall file (and the Managing Member shall cause the Company to file, as applicable) a valid U.S. entity classification election under U.S. Treasury Regulations Section 301.7701-3(c) electing to treat the Company as an association taxable as a corporation for U.S. federal income tax purposes effective as of the date of its formation and neither the Managing Member nor the Company shall take any action inconsistent with such treatment, whether on any tax return, in any tax audit or similar examination, or otherwise. The Managing Member shall cause the Company to be a member of the consolidated U.S. federal income tax group of the Parent for purposes of Sections 1501 et seq. of the U.S. Internal Revenue Code of 1986, as amended.
Article VIII

MISCELLANEOUS
8.1Amendments. This Agreement may be amended or modified and any provision hereof may be waived only by the Managing Member.
8.2Successors. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding upon the Member and its respective legal representatives, heirs, successors and assigns.
8.3Governing Law; Waiver of Jury Trial; Jurisdiction. The law of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT

EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the parties to this Agreement submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware, or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 8.3, however, shall affect the right of any party to this Agreement to serve legal process in any other manner permitted by law or at equity. Each party to this Agreement agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.
8.4Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
8.5Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next business day, (b) one business day following sending by reputable overnight express courier (charges prepaid) or (c) three days following mailing by certified or registered mail, postage prepaid and return receipt requested, in each case to the addresses or telecopy numbers as have been supplied in writing to the Company.
8.6Complete Agreement; Construction. This Agreement, the Blue Owl Holdings LPA and the Exchange Agreement (as applicable) constitute the entire agreement between the parties to this Agreement pertaining to the subject matter of this Agreement, and fully supersede all other agreements concerning the subject matter hereof previously entered into among any of the parties, including the Original Agreement. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. Except to the extent that the context otherwise requires: (a) each term stated in either the singular or the plural shall include the singular and the plural; (b) pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter; (c) all references to Articles and Sections refer to articles and sections of this Agreement; (d) all references to “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; (e) the word “or” is not exclusive; (f) any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight; and (g) any reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it.
8.7Binding Effect. This Agreement shall be binding on and inure to the benefit of the Member, its heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving Membership Interests.

8.8Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy, and all of which shall constitute one agreement, binding on all parties to this Agreement.
8.9Partition; Appraisal Rights. The Member waives, until termination of the Company, any and all rights that it may have to maintain an action for partition of the Company’s property. Section 18-210 of the Act (entitled “Contractual Appraisal Rights”) shall not apply or be incorporated into this Agreement, and the Member hereby expressly waives all rights under Section 18-210 of the Act.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.
THE COMPANY

BLUE OWL CAPITAL GP LLC

By: Blue Owl Capital GP Holdings LLC
its sole member

By: /s/ Neena Reddy
Name: Neena Reddy
Its: General Counsel and Secretary

MEMBER

BLUE OWL CAPITAL GP HOLDINGS LLC

By: /s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Secretary

Signature Page to Second Amended & Restated
Limited Liability Company Agreement of Blue Owl Capital GP LLC

Schedule I

Members

Member	Membership Interest
Blue Owl Capital GP Holdings LLC 399 Park Avenue, 37th Floor New York, NY 10022 Attention: Neena Reddy, General Counsel and Secretary Email: neena.reddy@blueowl.com	100%

Schedule I to Second Amended & Restated LLC Agreement of Blue Owl Capital GP LLC